Exhibit 10.24

AMENDMENT TO AGREEMENT

This Amendment is being issued to incorporate the following changes to the Pandel Agreement between Altana Inc. and CollaGenex Pharmaceuticals, Inc.

Effective Immediately:

1.             The following prices apply to all order placed after 6/1/03, these prices are valid through 12/31/04:

•      2 gram sample               $11.06 per box of 36
•      15 gram tube                 $1.00 per tube
•      45 gram tube                 $2.12 per tube
•      80 gram tube                 $3.50 per tube

2.                                       In any given year, Altana will provide one (1) sample order no charge when CollaGenex places and receives a minimum of three (3) sample orders of 14,900 boxes of 36.

3.                                       CollaGenex will change the definition of net sales to be no more than 6% discount from gross sales, the same formula as the master contract between Altana and Taisho.

4.                                       Altana cannot be charged for returned product for lots beyond a January 2004 expiration date. It is understood that returned goods with expirations previous to January 2004 are Altana’s responsibility and deductions can be made from the Quarterly Royalty payment thru 6/1/05.

5.                                       CollaGenex will assume responsibility for all returned goods effective with and including lot J442.

All other terms and conditions of the Agreement remain the same.

CollaGenex Pharmaceuticals, Inc.                                            Altana Inc.

/s/ Jeff Day	/s/ Kevin Sheil
Jeff Day	Kevin Sheil
Vice President, Dermatology	Sr. Vice President Strategic Planning

9/30/03	10/06/03
Date	Date

SECOND AMENDMENT TO AGREEMENT

between

ALTANA INC.

and

COLLAGENEX PHARMACEUTICALS, INC.

This Second Amendment (this “Amendment”) to Agreement (as defined below) is made and entered into as of November 17, 2006, by and between Altana, Inc., a New York corporation (“Altana”), with its principal place of business located at 60 Baylis Road, Melville, New York 11747 and CollaGenex Pharmaceuticals, Inc., a Delaware corporation (“CollaGenex”), with its principal place of business located at 41 University Drive, Newtown, Pennsylvania 18940.  Altana and CollaGenex are sometimes referred to collectively herein as the “Parties”.

PRELIMINARY STATEMENTS

WHEREAS, the Parties entered into that certain Agreement dated May 24, 2002, pursuant to which Altana licensed to CollaGenex particular rights related to Pandel®;

WHEREAS, the Parties amended the foregoing agreement on October 6, 2003 in order to revise provisions of the Agreement (collectively, and as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”); and

WHEREAS, the Parties desire to further modify the Agreement to redefine Altana’s right to terminate the Agreement as provided for below.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties hereby agree as follows:

1.             Definitions.  All capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Agreement.

2.             Section 4.03.  Section 4.03 shall be deleted in its entirety and replaced by the following new Section 4.03:

“Section 4.03.  Termination by Altana.

Altana may terminate this Agreement by notice to CollaGenex, upon any of the following conditions:

(a)           if CollaGenex shall fail to make any payments to Altana on the date on which such payments are due hereunder and such failure continues for more than thirty (30) business days after notice;

(b)           if CollaGenex shall fail to deliver to Altana a Royalty Statement by the Royalty Payment Date and shall fail to cure such default within thirty (30) days after notice from Altana with respect thereto;

(c)           if CollaGenex shall commit any willful or material breach of the provisions of this Agreement;

(d)           if CollaGenex shall cease to offer the Product for distribution to its customers, except as may be for herein;

(e)           at any time, without cause, upon nine (9) months prior written notice to CollaGenex, provided that Altana shall not provide any such notice prior to February 1, 2007;

provided however, that with respect to Sections 4.03(c) and (d), Altana has first given CollaGenex notice specifying the details of the breach, and CollaGenex has not cured such breach within ninety (90) days of the receipt of notice of such breach.”

3.             Effective Date of this Amendment.  This Amendment shall take effect as of the last date on the signature page hereof.

4.             Effect of this Amendment.  Except as provided for in this Amendment, all other terms of the Agreement shall remain in full force and effect and be unaffected by this Amendment.

5.             Facsimile and Counterparts.  This Amendment may be executed by the Parties by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the Parties has caused this Second Amendment to Agreement to be executed by its duly authorized representative as of the day and year first above written.

COLLAGENEX PHARMACEUTICALS, INC.		ALTANA, INC.			.

By:	/s/ Andrew Powell	By:	/s/ Dave Klaum	11/17/06

Name:	Andrew Powell	Name:	Dave Klaum

Title:	Secretary	Title:	Senior Vice President
	11/21/06		Commercial Business Operations